Money Market, March 31, 2006, semiannual report

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended March 31, 2006, Putnam Management has
assumed $16,945 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 		Class A 58,410
		Class B 4,084
		Class C 315

72DD2		Class M 775
		Class R 32
		Class T 3,242

73A1		Class A 0.018906
		Class B 0.016412
		Class C 0.016414

74A2		Class M 0.018163
		Class R 0.016406
		Class T 0.017657

74U1		Class A 2,892,333
		Class B 201,960
		Class C 12,514

74U2		Class M 41,104
		Class R 2,041
		Class T 177,996

74V1		Class A 1.00
		Class B 1.00
		Class C 1.00

74V2		Class M 1.00
		Class R 1.00
		Class T 1.00

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.